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                                                                     Exhibit 3.2


                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                        ORTHOPAEDIC BIOSYSTEMS LTD., INC.


                             I. CORPORATION ARTICLES

            1.01 References to Articles. Any reference herein made to the corporation's articles will be deemed to refer to its articles of incorporation and all amendments thereto as at any given time on file with the Arizona Corporation Commission, together with any and all certificates filed by the corporation with the Arizona Corporation Commission (or any successor to its functions) pursuant to applicable law.

            1.02 Seniority. The articles and Title 10 of the Arizona Revised Statutes will in all respects be considered senior and superior to these bylaws, with any inconsistency to be resolved in favor of the articles and such law, and with these bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.


                             II. CORPORATION OFFICES

            2.01 Known Place of Business. The known place of business of the corporation in the State of Arizona shall be the office of its statutory agent unless otherwise designated in the articles or in a written statement or document duly executed and filed with the Arizona Corporation Commission. The corporation may have such other offices, either within or without the State of Arizona, as the Board of Directors may designate or as the business of the corporation may require from time to time.

            2.02 Change Thereof. The Board of Directors may change the corporation's known place of business or its statutory agent from time to time by filing a statement with the Arizona Corporation Commission pursuant to applicable law.


                                III. SHAREHOLDERS

            3.01 Annual Meetings. Each annual meeting of the shareholders is to be held on the such date, time and place as determined by the Board of Directors or, in the absence of action by the Board, as set forth in the notice given, or waiver signed, with respect to such meeting pursuant to Section 3.04 below. At the annual meeting, shareholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting. If any annual meeting is for any reason not held on the date determined as aforesaid, a deferred annual meeting may thereafter be called and held in lieu thereof, at which the same proceedings may be conducted. Any
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Director elected at any annual meeting, deferred annual meeting, or special meeting will continue in office until the election of his or her successor, subject to his or her earlier resignation pursuant to Section 7.01 below.

            3.02 Special Meetings. Special meetings of the shareholders may be held whenever and wherever called for by the Chairman of the Board, the President, or the Board of Directors.

            3.03  Notice of Shareholder Nominations and Business.

            (a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders: (1) pursuant to the Corporation's notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to this Section, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such business must be a proper subject for shareholder action under Title 10 of the Arizona Revised Statutes. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting, and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

            (b) Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting: (i) by or at the direction of the Board of Directors; or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by this section shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

            (c) Any shareholder's notice required by this Section shall set forth: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or


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employment of such person and (C) the class and number of shares of the
Corporation owned beneficially by such person and shall include such person's written consent to being named as a nominee and to serving as a director if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, is made (A) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

            (d) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors at any meeting of shareholders. Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with procedures set forth in this Section. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal shall be disregarded.

            (e) For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, the ("Exchange Act").

            (f) Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

            3.04 Notices. Not less than ten (10) nor more than sixty (60) days (inclusive of the date of meeting) before the date of any meeting of the shareholders and at the direction of the person or persons calling the meeting, the Secretary of the corporation shall cause a written notice setting forth the time, date, place, and general purposes of the meeting to be personally delivered or deposited in the mail, with first class or airmail postage prepaid, addressed to each shareholder of record at his, her, or its last address as it appears on the corporation's records on the applicable record date. Any shareholder may waive call or notice of any annual, deferred annual, or special meeting (and any adjournment thereof) at any time before, during, or after it is held. Attendance of a shareholder at any such meeting in person or by proxy will automatically evidence his, her, or its waiver of call and notice of such meeting (and any adjournment thereof) unless such shareholder or


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such shareholder's proxy is attending the meeting for the express purpose of objecting to the transaction of business because the meeting has not been properly called or noticed.

            3.05 Shareholders of Record. For each meeting, or consent to corporate action without a meeting, of shareholders (and at any adjournment of such meeting), or in order to make a determination of shareholders for determining those shareholders entitled to receive payment of any dividend, or for any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than seventy (70) nor less than ten (10) days prior to the date of such meeting or other action. If no record date is fixed by the Board of Directors for determining shareholders entitled to notice of, and to vote at, a meeting of shareholders, the record date shall be at four o'clock in the afternoon on the day before the day on which notice is given, or, if notice is waived, at the commencement of the meeting. If no record date is fixed for determining shareholders entitled to express written consent to corporate action without a meeting, the record date shall be the time of the day on which the first written consent is served upon an officer or Director of the corporation. A determination of shareholders of record entitled to notice of, and to vote at, a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and further provided that the adjournment or adjournments of any such meeting do not exceed thirty (30) days in the aggregate.

            3.06 Shareholder Record. The officer or agent having charge of the stock ledger books for the corporation shall make, at least ten (10) days before every meeting of shareholders, a complete record of the shareholders entitled to vote at the meeting (and at any adjournment thereof), arranged in alphabetical order, showing the address and the number of shares registered in the name of each shareholder. Such record shall be produced and kept open (i) at the office of the corporation prior to the time of the meeting, and (ii) at the time and place of the meeting; such record shall be subject to the inspection of any shareholder during such times for any purpose germane to the meeting.

            3.07 Proxies. Any shareholder entitled to vote thereat may vote by proxy at any meeting of the shareholders (and at any adjournment thereof) that is specified in such proxy, provided that such shareholder's proxy is executed in writing by such shareholder or such shareholder's duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise specifically provided therein. The burden of proving the validity of any undated, irrevocable, or otherwise contested proxy at a meeting of the shareholders will rest with the person seeking to exercise the same. A facsimile appearing to have been transmitted by a shareholder or by such shareholder's duly authorized attorney-in-fact may be accepted as a sufficiently written and executed proxy.

            3.08 Voting. Except for the election of Directors (which will be governed by cumulative voting pursuant to applicable law) and except as may otherwise be required by the corporation's articles, these bylaws, or by statute, each issued and outstanding share of capital stock of the corporation (specifically excluding shares held in the treasury of the corporation) represented at any meeting of the shareholders in person or by a proxy, will be entitled to one vote on each matter


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submitted to a vote of the shareholders at such meeting. Unless otherwise required by the corporation's articles or by applicable law, any question submitted to the shareholders will be resolved by a majority of the votes cast thereon, provided that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present.

            3.09 Quorum. At any meeting of the shareholders, the presence in person or by proxy of the holders of a majority of the shares of the capital stock of the corporation issued, outstanding, and entitled to vote at the meeting will constitute a quorum of the shareholders for all purposes. In the absence of a quorum, any meeting may be adjourned from time to time by its chair, without notice other than by announcement at the meeting, until a quorum is formed. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been formed at any meeting, the shareholders from time to time remaining in attendance may continue to transact business until adjournment, notwithstanding the prior departure of enough shareholders to leave less than a quorum. If an adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

            3.10 Election Inspectors. The Board of Directors, in advance of any meeting of the shareholders, may appoint an election inspector or inspectors to act at such meeting (and at any adjournment thereof). If an election inspector or inspectors are not so appointed, the chairman of the meeting may, or upon request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenticity, validity, and effect of proxies and the number of shares represented at the meeting in person and by proxy; will receive and count votes, ballots, and consents and announce the results thereof; will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, will perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such election inspector need be a shareholder of the corporation.

            3.11 Organization and Conduct of Meetings. Each meeting of the shareholders will be called to order and thereafter chaired by the Chairman of the Board of Directors if there is one; or, if not, or if the Chairman of the Board is absent or so requests, then by the President; or if both the Chairman of the Board and the President are unavailable, then by such other officer of the corporation or such shareholder as may be appointed by the Board of Directors, or if no such officer is designated, by a chair to be elected at the meeting. The corporation's Secretary will act as secretary of each meeting of the shareholders; in his or her absence, the chair of the meeting may appoint any person (whether a shareholder or not) to act as secretary for the meeting. The order of business shall be as determined by the chair of the meeting.


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            3.12 Shareholder Approval or Ratification. The Board of Directors
may submit any contract or act for approval or ratification of the shareholders, either at a duly constituted meeting of the shareholders or by unanimous written consent to corporate action without a meeting pursuant to Section 3.14 below. If any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting or by such unanimous written consent, the same will be valid and as binding upon the corporation and all of its shareholders as it would be if it were the act of its shareholders.

            3.13 Informalities and Irregularities. All informalities or irregularities in any call or notice of a meeting of the shareholders or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made at the meeting.

            3.14 Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of the shareholders of the corporation at a meeting duly called and noticed.


                             IV. BOARD OF DIRECTORS

            4.01 Membership. The Board of Directors shall be comprised of not less than two (2) nor more than ten (10) members who need not, but may, be shareholders of the corporation. The directors shall be divided into three classes, with the term of office of the first class to expire at the 1999 annual meeting of shareholders, the term of office of the second class to expire at the 2000 annual meeting of shareholders and the term of office of the third class to expire at the 2001 annual meeting of shareholders. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen, or until his earlier resignation or removal.

            4.02 Regular Meetings. A regular annual meeting of the Board of Directors is to be held as soon as practicable after the adjournment of each annual meeting of the shareholders, either at the place of the shareholders meeting or at such other place as the Directors elected at the shareholders meeting may have been informed of at or prior to the time of their election. Additional regular meetings may be held at regular intervals at such places and at such times as the Board of Directors may determine.


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            4.03 Special Meetings. Special meetings of the Board of Directors may be held whenever and wherever called for by the Chairman of the Board, the President, or the number of Directors that would be required to constitute a quorum.

            4.04 Notices. No notice need be given of regular meetings of the Board of Directors. Written notice of the time and place (but not necessarily the purpose or all of the purposes) of any special meeting will be given to each Director in person or via mail or facsimile addressed to him or her at his or her latest address or facsimile number appearing on the corporation's records. Notice to any Director of any such special meeting will be deemed given sufficiently in advance when (i) if given by mail, the same is deposited in the mail, with first class or airmail postage prepaid, at least four (4) days before the meeting date, or (ii) if personally delivered or given by facsimile, the same is transmitted and electronic confirmation of successful transmission is received at least 24 hours prior to the convening of the meeting. Any Director may waive call or notice of any meeting (and any adjournment thereof) at any time before, during, or after it is held. Attendance of a Director at any meeting will automatically evidence his or her waiver of call and notice of such meeting (and any adjournment thereof) unless he or she is attending the meeting for the express purpose of objecting to the transaction of business because the meeting has not been properly called or noticed. Any meeting, once properly called and noticed (or as to which call and notice have been waived as aforesaid) and at which a quorum is formed, may be adjourned to another time and place by a majority of those in attendance.

            4.05 Quorum. A quorum for the transaction of business at any meeting or adjourned meeting of the Board of Directors will consist of a majority of those then in office. Once a quorum has been formed, the Directors from time to time remaining in attendance at such meeting prior to its adjournment will continue to be legally competent to transact business properly brought before the meeting, notwithstanding the prior departure from the meeting of enough Directors to leave less than a quorum.

            4.06 Voting. Any matter submitted to a meeting of the Board of Directors will be resolved by a majority of the votes cast thereon. In case of an equality of votes, the chair of the meeting will have a second or deciding vote.

            4.07 Executive Committee. The Board of Directors, by resolution adopted by a majority of the entire Board, may name one or more of its members as an executive committee. Such executive committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation while the Board is not in session, subject to such limitations as may be included in the Board's resolution; provided, however, that such executive committee shall not have the authority of the Board of Directors in reference to the following matters: (l) the submission to shareholders of any action that requires shareholders' authorization or approval under applicable law; (2) the filling of vacancies on the Board of Directors or in any committee of the Board of Directors; (3) the amendment or repeal of the bylaws, or the adoption of new bylaws; and (4) the fixing of compensation of Directors for serving on the Board or on any committee of the Board of Directors. Any member of the executive committee may be


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removed, with or without cause, by the Board of Directors. In the event any vacancy occurs in the executive committee, it shall be filled by the Board of Directors.

            4.08 Other Committees. The Board of Directors, from time to time, by resolution adopted by a majority of the entire Board, may appoint other standing or temporary committees from its membership and vest such committees with such powers as the Board may include in its resolution; provided, however that such committees shall be restricted in their authority as specifically set forth with respect to the executive committee in Section 4.07 above.

            4.09 Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors or of any committee at which action is taken on any matter will be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless he or she files a written dissent or abstention to such action with the person acting as secretary of the meeting before the adjournment thereof or forwards such dissent by registered or certified mail to the Secretary of the corporation within two (2) business days after the adjournment of the meeting. A right to dissent will not be available to a Director who voted in favor of the action.

            4.10 Compensation. By resolution of the Board of Directors, each Director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors or of any committee, and may be paid a fixed sum for attendance at each such meeting and/or a stated salary as a Director or committee member. No such payment will preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

            4.11 Action by Directors Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all Directors or committee members, as the case may be, consent thereto in writing. Such consent shall have the same effect as a unanimous vote of the Directors or committee members of the corporation at a meeting duly called and noticed.

            4.12 Meetings by Conference Telephone. Any member of the Board of Directors or of a committee thereof may participate in any meeting of the Board or such committee by means of a conference telephone or similar communication equipment whereby all members participating in such meeting can hear one another. Such participation shall constitute attendance in person, unless otherwise stated as provided in Section 4.04 above.


                            V.  OFFICERS - GENERAL

            5.01 Elections and Appointments. The Board of Directors will elect or appoint a President, one or more Vice Presidents, a Secretary, and a Treasurer, and may choose a Chairman of the Board. The regular election or appointment of officers will take place at each annual meeting of the Board of Directors, but elections of officers may be held at any other meeting of the Board.


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A person elected or appointed to any office will continue to hold that office until the election or appointment of his or her successor, subject to action earlier taken pursuant to Sections 5.04 or 7.01 below. Any two or more offices may be held by the same person, except the offices of President and Secretary.

            5.02 Additional Appointments. In addition to the officers contemplated in Section 5.01 above, the Board of Directors may elect or appoint other corporate or divisional officers or agents with such authority to perform such duties as may be prescribed from time to time by the Board of Directors, by the President, or by the superior officer of any person so elected or appointed. Each of such persons (in the order designated by the Board) will be vested with all of the powers and charged with all of the duties of his or her superior officer in the event of such superior officer's absence or disability.

            5.03 Bonds and Other Requirements. The Board of Directors may require any officer to give bond to the corporation (with sufficient surety and conditioned for the faithful performance of the duties of his or her office) and to comply with such other conditions as may from time to time be required of him or her by the Board.

            5.04 Removal; Delegation of Duties. The Board of Directors may, whenever in its judgment the best interests of the corporation will be served thereby, remove any officer or agent of the corporation or temporarily delegate his or her powers and duties to any other officer or to any Director. Such removal or delegation shall be without prejudice to the contract rights, if any, of the person so removed or whose powers and duties have been delegated. Election or appointment of an officer or agent shall not of itself create contract rights.

            5.05 Salaries. The salaries of officers may be fixed from time to time by the Board of Directors or (except as to the President's own) left to the discretion of the President. No officer will be prevented from receiving a salary by reason of the fact that he or she is also a Director of the corporation.

                              VI. SPECIFIC OFFICERS

            6.01 Chairman of the Board. The Board of Directors may elect a Chairman to serve as a general executive officer of the corporation, and, if specifically designated as such by the Board, as the chief executive officer of the corporation. If elected, the Chairman will preside at all meetings of the Board of Directors and be vested with such other powers and duties as the Board may from time to time delegate to him or her.

            6.02 President and Vice Presidents. Unless otherwise specified by resolution of the Board of Directors, the President will be the chief executive officer of the corporation. The President will supervise the business and affairs of the corporation and the performance by all of its other officers of their respective duties, subject to the control of the Board of Directors (and of its Chairman, if the Chairman has been specifically designated as chief executive officer of the


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corporation). One or more Vice Presidents shall be elected by the Board of
Directors to perform such duties as may be designated by the Board or as may be assigned or delegated to them by the chief executive officer. Any one of the Vice Presidents as authorized by the Board will be vested with all of the powers and charged with all of the duties of the President in the event of his or her absence or inability to act. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the President or any Vice President will be a proper officer to sign on behalf of the corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture, or other instrument of any significant importance to the corporation. The President or any Vice President may represent the corporation at any meeting of the shareholders or members of any other corporation in which the corporation then holds shares of capital stock or has an interest, and may vote such shares of capital stock or other interest in person or by proxy appointed by him or her, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons.

            6.03 Secretary. The Secretary will keep the minutes of meetings of the shareholders, Board of Directors, and any committee of the Board of Directors, and all unanimous written consents of the shareholders, Board of Directors, and any committee of the Board of Directors of the corporation, and will see that all notices are duly given in accordance with the provisions of these bylaws or as required by law. The Secretary will be custodian of the corporate seal, if any, and corporate records, and, in general, perform all duties incident to the office. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the Secretary and each assistant secretary will be a proper officer to take charge of the corporation's stock transfer books and to compile the voting record pursuant to Section 3.05 above, and to impress the corporation's seal, if any, on any instrument signed by the President, any Vice President, or any other duly authorized person, and to attest to the same.

            6.04 Treasurer. The Treasurer will keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and will cause all money and other valuable effects to be deposited in the name and to the credit of the corporation in such depositaries, subject to withdrawal in such manner, as may be designated by the Board of Directors. He or she will render to the President, the Directors and the shareholders at proper times an account of all his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall be responsible for preparing and filing such financial reports, financial statements, and returns as may be required by law.

                         VII. RESIGNATIONS AND VACANCIES

            7.01 Resignations. Any Director, committee member, or officer may resign from his or her office at any time by written notice delivered or addressed to the corporation at its known place of business. Any such resignation will be effective upon its receipt by the corporation unless some later time is therein fixed, and then from that time. The acceptance of a resignation will not be required to make it effective.


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            7.02 Vacancies. If the office of any Director, committee member, or officer becomes vacant by reason of his or her death, resignation, disqualification, removal, or otherwise, the Board of Directors may choose a successor to hold office for the unexpired term.


                                   VIII. SEAL

            8.01 Form Thereof. The Board of Directors may provide for a seal of the corporation that will have inscribed thereon the name of the corporation, the state and year of its incorporation, and the words "Corporate Seal."


                      IX. CERTIFICATES REPRESENTING SHARES

            9.01 Form Thereof. Each certificate representing shares of the capital stock of the corporation will be in such form as may from time to time be approved by the Board of Directors, will be consecutively numbered, and will exhibit such information as may be required by applicable law.

            9.02 Signatures and Seal Thereon. All certificates issued for shares of the capital stock of the corporation (whether new, reissued, or transferred) will bear the signatures of the President or a Vice President, and of the Secretary or an assistant secretary, and the impression of the corporation's corporate seal, if any. The signatures of such officers of the corporation and the impression of its corporate seal may be in facsimile form on any certificate to the extent allowable by law from time to time. If a supply of unissued certificates bearing the facsimile signature of a person remains when that person ceases to hold the office of the corporation indicated on such certificates, they may still be countersigned, registered, issued, and delivered by the corporation's transfer agent and/or registrar thereafter, as though such person had continued to hold the office indicated on such certificate.

            9.03 Ownership. The corporation will be entitled to treat the registered owner of any share of the capital stock of the corporation as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable, or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by applicable law.

            9.04 Transfers. Transfers of shares of the corporation may be made on the stock transfer books of the corporation only at the direction of the person named in the certificate therefor (or by his or her duly authorized attorney-in-fact) and upon the surrender of such certificate.

            9.05 Lost Certificates. In the event of the loss, theft, or destruction of any certificate representing shares of the corporation or of any predecessor corporation, the corporation may issue (or, in the case of any such shares as to which a transfer agent and/or registrar have been


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appointed, may direct such transfer agent and/or registrar to countersign, register, and issue) a new certificate, and cause the same to be delivered to the owner of the shares represented thereby; provided that such owner shall have submitted such evidence showing the circumstances of the alleged loss, theft, or destruction, and his, her, or its ownership of the certificate, as the corporation considers satisfactory, together with any other facts that the corporation considers pertinent; and further provided that, if so required by the corporation, the owner shall provide a bond in form and amount satisfactory to the corporation (and to its transfer agent and/or registrar, if applicable). The corporation may act through its President or any Vice President for any purpose of this Section 9.05.


                                  X. DIVIDENDS

            10.01 Subject to such restrictions or requirements as may be imposed by applicable law or the corporation's articles or as may otherwise be binding upon the corporation, the Board of Directors may from time to time declare and the corporation may pay dividends on shares of the capital stock of the corporation outstanding on the dates of record fixed by the Board or as otherwise provided herein, to be paid in cash, in property, or in shares of the capital stock of the corporation on or as of such payment or distribution dates as the Board may prescribe.


        XI. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

            11.01 Right to Indemnification. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by Arizona Revised Statutes, as the same exists or may hereafter be amended, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director of officer (or his or her heirs, executors or administrators) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall include the right to receive from the Corporation advances in respect of the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, subject to any written undertaking to repay such advances that may be required by Arizona Revised Statutes.

            11.02 Additional Rights to Indemnification. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation who are not directors or officers similar to those conferred in this Section to directors and officers of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under the articles of incorporation, these Bylaws, any statute agreement, vote of stockholders or disinterested directors, or otherwise.


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            11.03 Repeal. Any repeal or modification of this Section by the
Board of Directors of the Corporation shall not adversely affect any rights to indemnification and advancement of expenses of a director or officer of the Corporation existing pursuant to this Section with respect to any acts or omissions occurring prior to such repeal or modification.

            11.04 Insurance. The Corporation shall have the power to purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Arizona Revised Statutes.


                                 XII. AMENDMENTS

            12.01 These bylaws may be altered, amended, supplemented, repealed, or temporarily or permanently suspended, in whole or in part, or new bylaws may be adopted, at any duly constituted meeting of the Board of Directors (the notice of which meeting either includes mention of the proposed action relative to the bylaws or is waived pursuant to Section 4.04 above) or, alternatively, by unanimous written consent to corporate action without a meeting of the Board of Directors pursuant to Section 4.11 above. If, however, any such action arises as a matter of necessity at any such meeting and is otherwise proper, no notice thereof will be required.


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